Exhibit 23.1

       CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

TO: Cyberlux Corporation

We consent to the incorporation by reference in Registration Statement Nos. 333-128640, 333-131365, 333-130205 of Cyberlux Corporation on Forms S-8 of our report dated March 16, 2006, appearing in this Annual Report on Form 10-KSB of Cyberlux Corporation for the year ended December 31, 2005.

                                /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                Russell Bedford Stefanou Mirchandani LLP

New York, New York
April 17, 2006